UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ALITHYA GROUP INC.

(Exact name of registrant as specified in its charter)

Québec, Canada	Not Applicable
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Alithya Group inc.

700 De La Gauchetière Street West, Suite 2400

Montréal, Québec, Canada H3B 5M2

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

(Title of each class to be so registered)	(Exchange on which each class is to be registered)
Class A subordinate voting shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-227310

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Alithya Group inc. (the “Registrant”) hereby incorporates by reference the description of its Class A subordinate voting shares, no par value, to be registered hereunder contained under the heading “Description of New Alithya Shares” in the Registrant’s Registration Statement on Form F-4 (File No. 333-227310), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2018, as subsequently amended (the “Registration Statement”), and in the prospectus/proxy statement included in the Registration Statement as filed separately by the Registrant with the Commission on September 28, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus/proxy statement shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALITHYA GROUP INC.

Date: October 16, 2018	By:	/s/ Paul Raymond
Name: Paul Raymond
Title: President and Chief Executive Officer